Exhibit 99.1

Cognition Therapeutics Reports Financial Results for the Third Quarter 2026
and Provides Business Update

- Management conference call at 8:30 a.m. ET today -

Purchase, NY – November 5, 2026 – Cognition Therapeutics, Inc. (NASDAQ: CGTX), a clinical-stage company developing product candidates that treat neurodegenerative disorders (the “Company” or “Cognition”), today reported financial results for the third quarter ended September 30, 2026, and provided a business update.

Lisa Ricciardi, Cognition’s president and CEO stated, “The work we conducted with the Office of Neuroscience at the FDA during 2026 culminated in the development of a trial protocol for a planned registrational study of zervimesine (CT1812) in people with dementia with Lewy bodies (DLB). We are now evaluating our plans for manufacturing, site selection, and patient recruitment.

“At the same time, we are working with our collaborators at the Alzheimer’s Clinical Trial Consortium (ACTC) to prepare for the conclusion of the Phase 2 START Study in people with MCI and early Alzheimer’s disease,” Ms. Ricciardi added. “Top-line results from START are anticipated in the second half of 2027 and will inform our plans for zervimesine in Alzheimer’s disease.”

Business and Corporate Highlights

•	Aligned with FDA on primary and key secondary endpoints for Phase 3 trial of zervimesine in DLB.
•	Began development of Phase 3 protocol with insights from panels of people with DLB and caregivers.
•	Received issued patent with natural expiration of 2045 from United States Patent and Trademark Office (USPTO) covering a novel crystalline form of zervimesine.
•	Received notice that poster developed with Alzheimer’s Clinical Trials Consortium (ACTC) has been accepted for presentation at Clinical Trials in Alzheimer’s Disease (CTAD) annual meeting. Presentation highlights efficiencies achieved in Phase 2 START study by using p-Tau 217 assay during screening.

Third Quarter 2026 Financial Results

Cash, cash equivalents, and restricted cash equivalents as of September 30, 2026 were approximately $31.5 million, and total obligated grant funds remaining from the National Institute of Aging, a division of the National Institute of Health were $18.2 million. The Company estimates that it has sufficient cash to fund operations and capital expenditures into the fourth quarter of 2027.

Research and development expenses were $5.1 million for the quarter ended September 30, 2026, compared to $3.8 million for the comparable period in 2025. The increase in research and development expenses was driven by higher trial activities with contract research organizations and professional fees.

General and administrative expenses were $2.3 million for the quarter ended September 30, 2026, compared to $2.6 million for the comparable period in 2025. The decrease in general and administrative expenses was driven primarily by lower professional fees and compensation.

The Company reported a net loss of $4.1 million, or $(0.04) per basic and diluted share for the third quarter ended September 30, 2026, compared to a net loss of $4.9 million, or $(0.06) per basic and diluted share for the same period in 2025.

Cognition Therapeutics, Inc.

www.cogrx.com

Conference Call & Webcast Details

Title:	Cognition Third Quarter 2026 Financial Results and Business Update
Date	November 5, 2026
Time:	8:30 AM Eastern Time
Dial In:	Toll Free (US & Canada) 1-800-715-9871
US/International Toll	1-646-307-1963
Conference ID:	9023814
Call me™:	https://registrations.events/easyconnect/9023814/recFvJxj663evg74H/
Webcast:	https://webcast.ir-events.com/bKXwO501v80

About Cognition Therapeutics

Cognition Therapeutics, Inc. is a clinical-stage biopharmaceutical company dedicated to helping millions of families seeking effective treatments for devastating neurodegenerative diseases through the development of novel, accessible therapies. The company has led pioneering research into the underlying mechanisms of degenerative nerve disorders. Our scientific approach builds on well-established biological pathways and translates across indications in which toxic oligomers drive disease progression, offering potential in dementia with Lewy bodies (DLB), Alzheimer’s disease, geographic atrophy, Parkinson’s, among others. The company’s lead candidate, zervimesine (CT1812), is an investigational once-daily oral therapy that has demonstrated promise in Phase 2 clinical trials in DLB and mild-to-moderate Alzheimer’s disease. Backed by nearly $200 million in National Institutes of Health and related foundation grants, Cognition Therapeutics continues to advance clinical research in its efforts to bring forth solutions that meet patients where they are and reduce caregiver burden. Learn more at cogrx.com.

About Dementia with Lewy Bodies (DLB)

Dementia with Lewy bodies (DLB) is a progressive, fatal neurodegenerative disease characterized by neuropsychiatric, cognitive, and motor deficits. It is the second most common cause of dementia. It is estimated that 1.4 million Americans are living with DLB. However, research shows that more than half are never diagnosed during their lifetime, suggesting that the prevalence of DLB could be substantially higher. There are no approved drugs to slow the decline of DLB or treat the symptoms that are core features of the disease.

About Zervimesine (CT1812)

Zervimesine (CT1812) is currently being studied in the Phase 2 START Study (NCT05531656) in patients with MCI and early Alzheimer’s disease. Phase 2 clinical studies have concluded in dementia with Lewy bodies (DLB), mild-to-moderate Alzheimer’s disease, and geographic atrophy secondary to dry AMD. In the Phase 2 SHIMMER study in DLB (NCT05225415), zervimesine was shown to slow DLB disease progression, resulting in a slowing of neuropsychiatric, cognitive, motor, and functional symptom progression. Zervimesine has been generally well tolerated in clinical studies to date.

Zervimesine is protected by a robust intellectual property portfolio including a recently issued composition of matter patent covering a novel crystalline form that has a natural expiration of 2045. The USAN Council has adopted zervimesine as the United States Adopted Name (USAN) for CT1812.

Cognition Therapeutics, Inc.

www.cogrx.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements contained in this press release or made during the conference, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, our cash runway, statements regarding our product candidates, including zervimesine (CT1812), and any expected or implied benefits or results, including that initial clinical results observed with respect to zervimesine will be replicated in later trials and our clinical development plans, including statements regarding our planned FDA interactions and registrational program for zervimesine, as well as statements regarding our regulatory plans, are forward-looking statements. These statements, including statements relating to the timing and expected results of our clinical trials involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: competition; our ability to secure new (and retain existing) grant funding; our ability to grow and manage growth, maintain relationships with suppliers and retain our management and key employees; our ability to successfully advance our current and future product candidates through development activities, preclinical studies and clinical trials and costs related thereto; uncertainties inherent in the results of preliminary data, pre-clinical studies and earlier-stage clinical trials being predictive of the results of early or later-stage clinical trials; the timing, scope and likelihood of regulatory filings and approvals, including regulatory approval of our product candidates; changes in applicable laws or regulations; the possibility that we may be adversely affected by other economic, business or competitive factors, including ongoing economic uncertainty; our estimates of expenses and profitability; the evolution of the markets in which we compete; our ability to implement our strategic initiatives and continue to innovate our existing products; our ability to defend our intellectual property; the impacts of ongoing global and regional conflicts on our business, supply chain and labor force; our ability to maintain the listing of our common stock on the Nasdaq Capital Market; and the risks and uncertainties described more fully in the “Risk Factors” section of our annual and quarterly reports filed with the Securities & Exchange Commission and are available at www.sec.gov. These risks are not exhaustive and we face both known and unknown risks. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Cognition Therapeutics, Inc.

www.cogrx.com

Cognition Therapeutics, Inc.

Unaudited Selected Financial Data

(in thousands, except share and per share data amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
Statements of Operations Data:	2026	2025	2026	2025
Operating Expenses:
Research and development	$5,124	$3,773	$16,341	$26,040
General and administrative	2,253	2,602	7,591	8,088
Total operating expenses	7,377	6,375	23,932	34,128
Loss from operations	(7,377)	(6,375)	(23,932)	(34,128)
Other income (expense):
Grant income	2,966	1,215	10,463	13,407
Other income, net	267	230	831	585
Interest expense	(1)	—	(9)	(8)
Total other income, net	3,232	1,445	11,285	13,984
Net loss and comprehensive loss	$(4,145)	$(4,930)	$(12,647)	$(20,144)

Net loss per share:
Basic	$(0.04)	$(0.06)	$(0.14)	$(0.30)
Diluted	$(0.04)	$(0.06)	$(0.14)	$(0.30)
Weighted-average common shares outstanding:
Basic	95,096,095	77,951,513	91,658,892	67,488,145
Diluted	95,096,095	77,951,513	91,658,892	67,488,145

	As of
(in thousands)	September 30, 2026	December 31, 2025
Balance Sheet Data:
Cash, cash equivalents, and restricted cash equivalents	$31,475	$37,000
Total assets	34,803	48,390
Total liabilities	5,526	14,119
Accumulated deficit	(211,294)	(198,647)
Total stockholders’ equity	29,277	34,271

Contact Information: Cognition Therapeutics, Inc. info@cogrx.com	Mike Moyer (investors) LifeSci Advisors mmoyer@lifesciadvisors.com

Cognition Therapeutics, Inc.

www.cogrx.com